UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported): October 31, 2022
ProPetro Holding Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-38035	26-3685382
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1706 South Midkiff,
Midland, Texas 79701
(Address of principal executive offices)
(432) 688-0012
(Registrant’s telephone number, including area code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PUMP	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Purchase and Sale Agreement

On November 1, 2022, ProPetro Holding Corp. (the "ProPetro" or "Company") completed the acquisition (the "Silvertip Acquisition") of all of the outstanding limited liability company interests of Silvertip Completion Services Operating, LLC, a wireline services company, pursuant to that certain purchase and sale agreement (the “Purchase Agreement”) dated November 1, 2022, between the Company and New Silvertip Holdco, LLC (the “Seller”). The total consideration for the Silvertip Acquisition consisted of the issuance of 10.1 million shares of ProPetro common stock, $30 million of cash, the payoff of approximately $7 million of assumed debt, and certain other transaction costs, subject to customary post-closing adjustments, which implies a value of $150 million based upon a 15-day volume weighted average price ("VWAP") of ProPetro’s stock price as of October 27, 2022.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Registration Rights and Lock-Up Agreement

In connection with the Silvertip Acquisition, the Company entered into a Registration Rights and Lock-Up Agreement, dated as of November 1, 2022 (the “Registration Rights Agreement”), with the Seller, pursuant to which the Company must file a shelf registration statement as soon as practicable, but in any event within three business days after the closing of the Silvertip Acquisition. The Seller and certain of its affiliates will also have the right to demand that the Company undertake an underwritten offering of shares comprising the Stock Consideration so long as the minimum market price of the shares to be included in the offering is $30 million, subject to certain other limitations. In addition, the Seller and certain of its affiliates will have certain “piggyback” rights if the Company or certain other holders of the Company’s common stock undertakes an underwritten offering, subject to customary cutbacks.

Pursuant to the terms of the Registration Rights Agreement, Seller agreed, subject to certain customary exceptions, not to, directly or indirectly, sell, offer or agree to sell, or otherwise transfer, or loan or pledge, through swap or hedging transactions, or grant any option to purchase, make any short sale or otherwise dispose of 90% of the shares comprising the Stock Consideration for specified periods of time ranging from six to eighteen months following the closing of the Silvertip Acquisition, as described in the Registration Rights Agreement.

The foregoing description of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Pressure Pumping Services Agreements

On October 31, 2022, ProPetro Services, Inc. (“ProPetro Services”), a wholly owned subsidiary of the Company, entered into (i) a certain Pressure Pumping Services Agreement – Fleet One Simulfrac (the “Fleet One Pressure Pumping Services Agreement”) and (ii) a certain Pressure Pumping Services Agreement – Fleet Two (the “Fleet Two Pressure Pumping Services Agreement” and, together with the Fleet One Pressure Pumping Services Agreement, the “Pressure Pumping Services Agreements”) with Pioneer Natural Resources USA, Inc. (“Pioneer”), pursuant to which ProPetro Services will provide pressure pumping services to Pioneer. Pursuant to the Pressure Pumping Services Agreements, ProPetro Services will deliver and dedicate hydraulic fracturing fleets to provide fracture stimulation pumping services and provide associated products in connection with such services. Pioneer will pay ProPetro Services a service fee invoiced by well and calculated based on the equipment and other services provided to Pioneer.

The Fleet One Pressure Pumping Services Agreement will be effective as of January 1, 2023 and will terminate on August 31, 2023, provided that the term will automatically extend on a day-to-day basis to permit ProPetro Services to complete services that are in progress as of August 31, 2023. The Fleet Two Pressure Pumping Services Agreement will be effective as of January 1, 2023 and will terminate on the one year anniversary of the date on which the fleet dedicated thereunder is able to provide the required services, which is currently expected to be on or before May 1, 2023, provided that the term will automatically extend on a day-to-day basis to permit ProPetro Services to complete services that are in progress as of the otherwise applicable termination date. Pioneer may, in its sole discretion, elect to extend the term of the Fleet Two Pressure Pumping Services Agreement for an additional one year term. Each of the Pressure Pumping Services Agreements is subject to certain termination and release rights as described therein.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Fleet One Pressure Pumping Services Agreement and Fleet Two Pressure Pumping Services Agreement, which are attached as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K, respectively, and incorporated into this Item 1.01 by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information provided in Item 1.01 of this Current Report on Form 8-K under the heading “Purchase and Sale Agreement” is incorporated into this Item 2.01 by reference.

Item 2.02 Results of Operations and Financial Condition.

On November 1, 2022, the Company issued a press release announcing its results for the quarter ended September 30, 2022. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On November 1, 2022, the Company posted an investor presentation to its website pertaining to the financial and operational results for the quarter ended September 30, 2022. The presentation is posted on the Company’s website at ir.propetroservices.com/presentations and attached hereto as Exhibit 99.2.

Item 3.02 Unregistered Sales of Equity Securities.

The information regarding the Purchase Agreement and the issuance of the Stock Consideration contemplated thereunder set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference. The shares comprising the Stock Consideration issued in the Silvertip Acquisition have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption from registration provided by Section 4(a)(2) of the Securities Act for transactions by an issuer not involving any public offering. The Company’s reliance upon Section 4(a)(2) of the Securities Act was based upon the following factors: (a) the issuance of the shares was an isolated private transaction by the Company that did not involve a public offering, (b) there was only one recipient and (c) representations from the Seller to support such exemption, including with respect to the Seller’s status as an “accredited investor” (as that term is defined in Rule 501(a) of Regulation D promulgated under Section 4(a)(2) of the Securities Act).

Item 3.03 Material Modifications to Rights of Security Holders.

The information provided in Item 1.01 of this Current Report on Form 8-K under the heading “Registration Rights and Lock-Up Agreement” is incorporated into this Item 3.03 by reference.

Item 7.01 Regulation FD Disclosure.

On November 1, 2022, the Company issued a press release announcing the execution of the Purchase Agreement and the completion of the Silvertip Acquisition. A copy of the press release is furnished as Exhibit 99.3 hereto.

The information furnished with this report, including Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

2.1*	Purchase and Sale Agreement, dated as of November 1, 2022, by and between the Company and New Silvertip Holdco, LLC.
4.1*	Registration Rights and Lock-Up Agreement, dated as of November 1, 2022, by and between the Company and New Silvertip Holdco, LLC.
10.1*	Pressure Pumping Services Agreement – Fleet One Simulfrac, dated as of October 31, 2022, but effective as of January 1, 2023, between Pioneer Natural Resources USA, Inc. and ProPetro Services, Inc.
10.2*	Pressure Pumping Services Agreement – Fleet Two, dated as of October 31, 2022, but effective as of January 1, 2023, between Pioneer Natural Resources USA, Inc. and ProPetro Services, Inc.
99.1	Press release announcing third quarter 2022 results, dated November 1, 2022.
99.2	Investor presentation, dated November 1, 2022.
99.3	Press release announcing Silvertip Acquisition, dated November 1, 2022.
104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document (contained in Exhibit 101).

*    Schedules and similar attachments have been omitted pursuant to Regulation S-K Item 601(a)(5). The Company agrees to furnish a supplemental copy of any omitted schedule or attachment to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2022

PROPETRO HOLDING CORP.

/s/ David S. Schorlemer
David S. Schorlemer Chief Financial Officer